Willow Tree Capital Offshore Fund, LLC (A CAYMAN ISLANDS EXEMPTED LIMITED LIABILITY COMPANY) CONSOLIDATED FINANCIAL STATEMENTS FOR THE SIX MONTHS ENDED JUNE 30, 2024

Willow Tree Capital Offshore Fund, LLC TABLE OF CONTENTS Consolidated Financial Statements (Unaudited) Consolidated Statement of Assets, Liabilities and Members’ Equity (Unaudited) 1 Consolidated Schedule of Investments (Unaudited) 2 Consolidated Statement of Operations (Unaudited) 4 Consolidated Statement of Changes in Members’ Equity (Unaudited) 5 Consolidated Statement of Cash Flows (Unaudited) 6 Notes to Consolidated Financial Statements (Unaudited) 7

See accompanying notes to consolidated financial statements. 1 Willow Tree Capital Offshore Fund, LLC Consolidated Statement of Assets, Liabilities and Members’ Equity June 30, 2024 (Unaudited) ASSETS Investments, at fair value (cost $80,955,751) $ 81,823,582 Cash 2,094,306 Deferred debt issuance costs 1,673,879 Interest receivable 523,272 Total Assets $ 86,115,039 LIABILITIES Subscription and credit facility payable $ 46,271,250 Loans sold under agreement to repurchase 1,800,572 Due to affiliates 429,835 Interest payable 870,605 Incentive fees payable 119,072 Management fees payable 77,753 Total Liabilities 49,569,087 Members’ Equity Managing member — Members (2,311,354 units issued and outstanding as of June 30, 2024) 36,545,952 Total Members’ Equity 36,545,952 Total Liabilities and Members’ Equity $ 86,115,039

Willow Tree Capital Offshore Fund, LLC
Consolidated Schedule of Investments
June 30, 2024
(Unaudited)

Investments[1]	Reference Rate and Spread[2]	Interest Rates[2]	Maturity Date	Par Amount/ Units[1]	Cost[3]	Fair Value	% of Members' Equity
Private Loans – United States							
Aerospace & Defense							
Neptune Platform Buyer LLC [4]	SOFR + 5.25%	10.58%	1/20/2031	$ 5,132,889	$ 5,059,692	$ 5,117,171	14.00 %
					5,059,692	**5,117,171**	**14.00**
Auto Parts Supplier							
All Star Auto Lights, Inc. [4]	SOFR + 5.50%	11.07%-11.09%	8/20/2025	2,439,293	2,428,569	2,439,293	6.67
					2,428,569	**2,439,293**	**6.67**
Business Services							
RKD Group, LLC [4]	SOFR + 6.00%	11.48%	8/17/2028	3,473,485	3,430,177	3,473,485	9.50
RKD Group, LLC [5]	SOFR + 6.00%	11.47%-11.48%	8/17/2028	1,067,113	792,665	808,160	2.21
VRC Companies, LLC [4]	SOFR + 5.50%	11.09%	6/29/2027	992,338	965,324	977,551	2.68
VRC Companies, LLC [4]	SOFR + 5.75%	11.08%	6/29/2027	1,488,655	1,458,598	1,475,927	4.04
					6,646,764	**6,735,123**	**18.43**
Commercial Services & Suppliers							
American Combustion Industries, LLC	SOFR + 5.00%	10.44%	8/31/2028	4,862,988	4,765,728	4,765,728	13.04
American Combustion Industries, LLC [5]	—	—	8/31/2028	1,671,226	(16,712)	(33,425)	(0.09)
American Combustion Industries, LLC [5]	—	—	8/31/2028	1,966,148	(19,661)	(39,323)	(0.11)
American Combustion Industries, LLC [5]	—	—	8/31/2028	737,306	(14,746)	(14,746)	(0.04)
TCF III Owl Buyer LLC [4]	SOFR + 5.50%	10.96%	4/20/2026	1,984,810	1,967,624	1,984,810	5.43
TCF III Owl Buyer LLC [4]	SOFR + 5.50%	10.96%	4/20/2026	496,203	491,906	496,203	1.36
					7,174,139	**7,159,247**	**19.59**
Consumer Products							
Lash OpCo, LLC [4]	SOFR + 2.65%	8.08%	3/18/2026	2,526,192	2,502,356	2,440,807	6.68
					2,502,356	**2,440,807**	**6.68**
Diversified Financial Services							
Pathstone Family Office LLC [4]	SOFR + 5.00%	10.43%-10.44%	5/15/2029	8,356,648	8,306,434	8,356,648	22.87
Pathstone Family Office LLC [5]	—	—	5/15/2028	487,820	—	—	—
Pathstone Family Office LLC [5]	—	—	5/15/2029	2,747,295	(13,736)	—	—
					8,292,698	**8,356,648**	**22.87**
Healthcare Providers & Services							
Dentive Capital, LLC [4]	SOFR + 6.75%	12.08%	12/22/2028	2,233,040	2,189,202	2,209,637	6.05
Dermcare Holdings, LLC	SOFR + 6.75%	12.08%	10/16/2029	299,614	290,813	294,700	0.81
Dermcare Management, LLC [5]	SOFR + 5.75%	11.18%	4/21/2028	8,214,633	1,892,651	2,056,944	5.63
LCM SDC Holdings, LLC	SOFR + 13.25%	18.69%	2/15/2029	1,879,568	1,824,247	1,851,612	5.07
OPCO Borrower, LLC	SOFR + 6.00%	11.32%	8/19/2027	7,200,000	7,057,982	7,103,968	19.44
Salt Dental Collective, LLC [4]	SOFR + 6.75%	12.19%	2/15/2029	1,141,375	1,126,351	1,137,350	3.11
Salt Dental Collective, LLC [4]	SOFR + 6.75%	12.19%	2/15/2028	400,590	395,317	399,178	1.09
Salt Dental Collective, LLC [4]	SOFR + 6.75%	12.19%	2/15/2028	1,435,527	1,416,631	1,430,465	3.91
Salt Dental Collective, LLC	SOFR + 6.75%	12.19%	2/15/2028	3,613,934	3,544,169	3,601,190	9.85
Salt Dental Collective, LLC [5]	SOFR + 6.75%	12.19%	2/15/2028	4,030,815	2,207,112	2,233,206	6.11
					21,944,475	**22,318,250**	**61.07**
Insurance							
Accession Risk Management Group, Inc. [4]	SOFR + 5.50%	10.98%-11.00%	11/1/2029	4,962,264	4,875,566	4,962,264	13.58
Higginbotham Insurance Agency, Inc. [4]	SOFR + 5.50%	10.94%	11/24/2028	1,343,627	1,331,764	1,343,627	3.67

See accompanying notes to consolidated financial statements.

2

Willow Tree Capital Offshore Fund, LLC
Consolidated Schedule of Investments (continued)
June 30, 2024
(Unaudited)

Investments[1]	Reference Rate and Spread[2]	Interest Rates[2]	Maturity Date	Par Amount/ Units[1]	Cost[3]	Fair Value	% of Members' Equity
Private Loans – United States (continued)							
Higginbotham Insurance Agency, Inc. [4]	SOFR + 5.50%	10.94%	11/24/2028	$ 1,137,367	$ 1,127,336	$ 1,137,367	3.11 %
Peter C. Foy & Associates Insurance Services, LLC [4]	SOFR + 5.50%	10.84%	11/1/2028	992,412	981,933	985,700	2.70
Peter C. Foy & Associates Insurance Services, LLC [4]	SOFR + 5.50%	10.84%	11/1/2028	496,183	490,938	492,827	1.35
Peter C. Foy & Associates Insurance Services, LLC [4]	SOFR + 5.50%	10.84%	11/1/2028	992,390	981,898	985,678	2.70
World Insurance Associates, LLC [4]	SOFR + 6.00%	11.33%	4/3/2028	3,473,684	3,433,560	3,473,684	9.50
					13,222,995	**13,381,147**	**36.61**
Manufacturing							
USALCO, LLC [4]	SOFR + 6.00%	11.60%	10/19/2027	3,225,493	3,225,493	3,225,493	8.83
					3,225,493	**3,225,493**	**8.83**
Multi-Utilities							
Dukes Root Control Inc. [4]	SOFR + 6.50%	11.99%	12/8/2028	2,977,330	2,965,572	3,007,103	8.23
					2,965,572	**3,007,103**	**8.23**
Professional Services							
Integrity Marketing Acquisition, LLC	SOFR + 5.80%	11.25%	8/27/2026	800,090	798,490	800,090	2.19
Integrity Marketing Acquisition, LLC	SOFR + 6.03%	11.48%	8/27/2026	1,200,508	1,198,106	1,200,508	3.28
					1,996,596	**2,000,598**	**5.47**
Restaurants							
Ampler QSR Holdings, LLC	SOFR + 6.00%	11.32%	7/21/2027	575,726	564,336	576,614	1.58
					564,336	**576,614**	**1.58**
Software							
Superjet Buyer, LLC [4]	SOFR + 5.50%	10.96%	12/30/2027	2,232,824	2,212,282	2,232,824	6.11
Superjet Buyer, LLC	SOFR + 5.50%	10.84%	12/30/2027	2,804,570	2,748,478	2,804,570	7.67
Superjet Buyer, LLC [5]	—	—	12/30/2027	2,869,415	(28,694)	28,694	0.08
					4,932,066	**5,066,088**	**13.86**
Total Private Loans – United States					**$ 80,955,751**	**$ 81,823,582**	**223.89 %**
Total Investments Portfolio					**$ 80,955,751**	**$ 81,823,582**	**223.89 %**

(1) Unless otherwise indicated, all loan investments held by the Fund (which such term "Fund" shall include the Fund's consolidated subsidiaries for purposes of this Consolidated Schedule of Investments) are denominated in U.S. dollars. All loan investments are income producing unless otherwise indicated. Certain portfolio company investments are subject to contractual restrictions on sales. The total par amount is presented for loan investments. Each of the Fund's investments is pledged as collateral, under one or more of its credit facilities unless otherwise indicated.

(2) Variable rate loans to the portfolio companies bear interest at a rate that is determined by reference to either Secured Overnight Financing Rate ("SOFR"), or an alternate base rate (commonly based on the Federal Funds Rate ("F") or the U.S. Prime Rate ("P")), which generally resets periodically. For each loan, the Fund has indicated the reference rate used and provided the spread and the interest rate in effect as of June 30, 2024.

(3) The cost represents the original cost adjusted for the amortization of discounts and premiums, as applicable, on loan investments using the effective interest method in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP").

(4) These loan investments are pledged as collateral under the Fund's credit facilities. A single investment may be divided into parts that are individually pledged as collateral to separate credit facilities. Any other loan investments listed above are pledged to financing facilities and are not available to satisfy the creditors of the Fund.

(5) Position or portion thereof is an unfunded loan commitment, and no interest is being earned on the unfunded portion, although the investment may be subject to unused commitment fees. Negative cost and fair values are the result of the commitment being valued below par.

See accompanying notes to consolidated financial statements.

3

See accompanying notes to consolidated financial statements. 4 Willow Tree Capital Offshore Fund, LLC Consolidated Statement of Operations For the Six Months Ended June 30, 2024 (Unaudited) Investment Income: Interest income $ 3,762,733 Total Investment Income 3,762,733 Expenses: Interest expense 2,344,656 Organizational expenses 144,131 Professional fees 132,139 Administrative service expenses 127,700 Incentive fees 119,072 Management fees 75,683 Tax expense 7,000 Other general and administrative 33,323 Total Expenses 2,983,704 Net Investment Income 779,029 Realized and Unrealized Gains (Losses) on Investments: Net realized losses on investments (17,342) Net change in unrealized gains on investments 648,535 Net Realized and Unrealized Gains (Losses) on Investments 631,193 Net Increase in Members’ Equity Resulting from Operations $ 1,410,222

See accompanying notes to consolidated financial statements. 5 Willow Tree Capital Offshore Fund, LLC Consolidated Statement of Changes in Members’ Equity For the Six Months Ended June 30, 2024 (Unaudited) Managing Member Members Total Members’ Equity Members’ Equity, December 31, 2023 $ — $ 16,803,886 $ 16,803,886 Capital Contributions — 18,331,844 18,331,844 Net Increase in Members’ Equity Resulting from Operations — 1,410,222 1,410,222 Members’ Equity, June 30, 2024 $ — $ 36,545,952 $ 36,545,952

See accompanying notes to consolidated financial statements. 6 Willow Tree Capital Offshore Fund, LLC Consolidated Statement of Cash Flows For the Six Months Ended June 30, 2024 (Unaudited) Cash Flows From Operating Activities: Net increase in members’ equity resulting from operations $ 1,410,222 Adjustments to reconcile net increase in members’ equity resulting from operations to net cash used in operating activities: Net realized (gains) losses on investments 17,342 Net change in unrealized (gains) losses on investments (648,535) Purchases of investments (35,749,203) Proceeds from sale of investments and principal repayments 6,978,656 Accretion of discount on investments (87,482) Payment-in-kind investments (74,311) Amortization of deferred debt issuance costs 218,325 Changes in operating assets and liabilities: Interest receivable (410,699) Due to affiliates (85,862) Interest payable 809,144 Incentive fees payable 119,072 Management fees payable 75,682 Net Cash Provided by (Used in) Operating Activities (27,427,649) Cash Flows from Financing Activities: Capital contributions, including due from members 18,481,844 Proceeds from borrowing 27,990,000 Repayments of borrowing (13,800,000) Repayments of repurchase agreements (3,585,928) Deferred debt issuance costs paid (15,219) Net Cash Provided by (Used in) Financing Activities 29,070,697 Net Increase (Decrease) in Cash 1,643,048 Cash, Beginning of Period 451,258 Cash, End of Period $ 2,094,306 Supplemental Disclosure of Cash Flow Information Cash taxes paid $ 7,000 Cash interest paid $ 1,318,120

Notes to Consolidated Financial Statements (Unaudited) 7 Note 1. Organization Willow Tree Capital Offshore Fund, LLC, (the “Fund”), is a Cayman Islands exempted limited liability company (“ELLC”) under the Amended and Restated Limited Liability Company Agreement (as amended from time to time, the “Company Agreement”). The Fund was formed on June 15, 2023 and registered under the ELLC Act pursuant to a Section 5 statement filed with the Registrar of Exempted Limited Liability Companies of the Cayman Islands. The Fund’s managing member is Willow Tree Managing Member (Offshore), LLC (the “Managing Member”) and the Fund’s investment manager is Willow Tree Capital Corp Advisors LLC (the “Investment Manager”). Per the terms of the Investment Management Agreement, the Managing Member delegates the management, operation and control of the Fund to the Investment Manager. The Investment Manager is registered with the U.S. Securities and Exchange Commission under the Investment Advisers Act of 1940 and manages the Fund’s investments pursuant to an investment management agreement with the Fund. References below to the Investment Manager’s actions on behalf of the Managing Member are in all cases pursuant to the investment management agreement. The Fund was organized with the investment objective of achieving attractive risk-adjusted returns primarily through investing in floating rate senior secured loans to middle market companies. On October 31, 2023, Willow Tree Capital Fund (Offshore) - SPV1, LLC, a wholly owned subsidiary (the “SPV Subsidiary”) of the Fund was formed. On January 19, 2024, Willow Tree Capital Offshore Blocker, LLC, a wholly owned subsidiary (the “Blocker Subsidiary”) of the fund was formed. The SPV Subsidiary and Blocker Subsidiary are consolidated for generally accepted accounting principles in the United States of America (“U.S. GAAP”) reporting purposes, and the portfolio investments held by the SPV Subsidiary and Blocker Subsidiary are included in the consolidated financial statements. The Fund, the SPV Subsidiary, and the Blocker Subsidiary will be referred to as the Fund throughout the remaining notes to the consolidated financial statements. On September 28, 2023, the Fund held its initial closing (“Initial Closing”). The Fund shall continue for an indefinite period until the Fund commences winding up in accordance with the Company Agreement. The Fund’s investment period commenced on the date of the Initial Closing and ends on the earlier of the third anniversary of April 1, 2024, provided, that the Managing Member may extend the investment period for one year in its sole discretion and the date on which the Investment Period is terminated pursuant to terms in the Company Agreement. The Fund will offer Units representing membership interests in a private offering. The Fund issued Units on November 16, 2023, at $15 per Unit. Subsequent issuances will be issued at a price per unit equal to the net asset value per Unit as of the close of the last quarter preceding the drawdown date, subject to adjustments determined by the Managing Member. Note 2. Significant Accounting Policies Basis of Presentation The Fund’s financial statements have been prepared in accordance with U.S. GAAP. The Fund is an investment company and accordingly will follow the investment company accounting and reporting guidance of the Financial Accounting Standards Board (FASB) Accounting Standards Codification (“ASC”) Topic 946, Financial Services – Investment Companies. The Fund commenced operations on September 28, 2023, and its fiscal year ends on December 31. The Fund owns 100% of the equity of the SPV Subsidiary and the Blocker Subsidiary. Because of the common control, ownership interests and operational relationship of the Fund, SPV Subsidiary and the Blocker Subsidiary, the financial statements of the Fund, SPV Subsidiary, and the Blocker Subsidiary have been presented on a consolidated basis. Transactions between the Fund, SPV Subsidiary, and Blocker Subsidiary have been eliminated in the consolidation.

Notes to Consolidated Financial Statements (Unaudited) 8 Note 2. Significant Accounting Policies (continued) Use of Estimates The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Cash and Cash Equivalents Cash represents cash on hand and demand deposits held at financial institutions. Cash equivalents include short- term highly liquid investments of sufficient credit quality that are readily convertible to known amounts of cash and have original maturities of three months or less. Cash equivalents are carried at cost, plus accrued interest, which approximates fair value. Cash equivalents are held to meet short-term liquidity requirements, rather than for investment purposes. Cash and cash equivalents are held at major financial institutions and are subject to credit risk to the extent those balances exceed applicable Federal Deposit Insurance Corporation (FDIC) or Securities Investor Protection Corporation (SIPC) limits. As of June 30, 2024, the Fund held $2,094,306 in cash. Investment Related Transactions, Revenue Recognition and Expenses Investment transactions and the related revenue and expenses are recorded on a trade-date basis. Realized gains or losses resulting from investment transactions are recorded using the specific identification method. Interest income is recorded on an accrual basis and includes the accretion of discounts and amortizations of premiums. Discounts from and premiums to par value on debt investments purchased are accreted/amortized into interest income over the life of the respective security using the effective interest method. Upon prepayment of a loan or debt security, any prepayment premiums, unamortized fees and unamortized discounts are recorded as interest income. Interest Income on the Consolidated Statement of Operations for the six months ended June 30, 2024, consists of $3,600,938 of accrued interest on investments and $87,484 of accretion of loan discount. An allowance for doubtful accounts is established when there is reasonable doubt that interest will not be collected. No such allowance for doubtful accounts has been established. Unrealized appreciation or depreciation reflects the difference between the fair value of the investments and the cost basis of the investments. Certain investments may have contractual payment-in-kind (“PIK”) interest. PIK represents accrued interest that is added to the principal amount of the investment on the interest payment date rather than being paid in cash and generally becomes due at maturity or upon the investment being called by the issuer. PIK is recorded as interest income. Interest Income on the Consolidated Statement of Operations for the six months ended June 30, 2024, consists of $74,311 payment-in-kind (“PIK”) interest. Expenses are recorded on an accrual basis. Deferred debt issuance costs represent fees and other direct incremental costs incurred in connection with the Fund's subscription and credit facilities. These amounts are amortized using the straight-line method into earnings as interest expense over the contractual term of the subscription and credit facilities. For the six months ended June 30, 2024, $218,325 of debt issuance costs have been amortized and included in interest expense on the Consolidated Statement of Operations, and $15,219 in debt issuance costs have been paid during the six months ended June 30, 2024. Valuation of Portfolio Investments The Fund values its investments in accordance with ASC 820, Fair Value Measurement (“ASC 820”), “Fair Value Measurement and Disclosures”, which defines fair value, establishes a framework for measuring fair value, and requires disclosures about fair value measurements. In accordance with such accounting guidance, investments are

Notes to Consolidated Financial Statements (Unaudited) 9 Note 2. Significant Accounting Policies (continued) reflected on the Consolidated Statement of Assets, Liabilities, and Members’ Equity at fair value, with changes in unrealized gain/(loss) resulting from changes in fair value reflected on the Consolidated Statement of Operations as net change in unrealized gain/(loss) on investments. Fair value is the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (i.e. the exit price). Investments with a directly observable public market price will be marked-to-market based upon such public market price. Investments for which observable market prices in active markets do not exist are reported at fair value as determined by the Investment Manager, on behalf of the Managing Member, using the best information available. The amount determined to be fair value may incorporate the Investment Manager’s own assumptions, on behalf of the Managing Member (including appropriate risk adjustments for nonperformance and lack of marketability). To determine the current valuation of its debt and equity investments, the Investment Manager, on behalf of the Managing Member, relies on asset valuation, comparable transactions, and market quotes, or a blend of the aforementioned. Under this methodology, the future distributable cash to debt and equity holders that is expected to be generated by the investment either through coupon interest or debt repayment is estimated and then discounted back to the valuation date at a determined discount rate. The discount rate is generally determined with reference to yields of comparable securities with similar characteristics such as industry, location, size, and leverage of the issuer. Equity securities held by the Fund are valued primarily using the following valuation methods: liquidation valuation analysis, public market comparables, precedent transactions, and trading multiples and comparable company analysis. In the absence of a public comparable, the distributable cash to equity that is expected to be generated is estimated and discounted back to the valuation date at a determined equity discount rate. The fair values assigned to the Fund’s investments are based upon available information, and do not necessarily represent amounts which ultimately might be realized. Due to the absence of readily determinable fair values and the inherent uncertainty of valuations, the estimated fair values for private investments may differ significantly from values that would have been used had a ready market for the investments existed, and the differences could be material. Investment transactions are recorded upon closing of the transaction. The cost of an investment includes all costs incurred by the Fund as part of the purchase of such investment, increased by accretion of note discount and accrued paid-in-kind interest (as applicable). The difference between cost and the subsequent fair value measurement of an investment is reflected as net change in unrealized gains (losses) on investments on the Consolidated Statement of Operations. All investment valuation decisions are made by an investment valuation committee. The Fund accounts for its investments in accordance with the authoritative guidance on fair value measurements and disclosures under U.S. GAAP. The guidance defines fair value, establishes a framework for measuring fair value, and requires enhanced disclosures about fair value measurements. Such accounting guidance establishes a fair value hierarchy which prioritizes and ranks the level of market price observability used in measuring investments at fair value. Market price observability is impacted by a number of factors, including the type of investment, the characteristics specific to the investment, and the state of the marketplace (including the existence and transparency of transactions between market participants). Investments with readily available actively quoted prices or for which fair value can be measured from actively quoted prices in an orderly market will generally have a higher degree of market price observability, and a lesser degree of judgment used in measuring fair value. Investments measured and reported at fair value are classified and disclosed in one of the following categories based on inputs:

Notes to Consolidated Financial Statements (Unaudited) 10 Note 2. Significant Accounting Policies (continued) • Level 1 — Pricing inputs are unadjusted quoted prices that are available in active markets for identical investments as of the reporting date. The types of investments which would generally be included in Level 1 include listed equity securities and listed derivatives. As required by accounting guidance, the Fund, to the extent that it holds such investments, does not adjust the quoted price for these investments, even in situations where the Fund holds a large position, and a sale could reasonably impact the quoted price. • Level 2 — Pricing inputs are observable for the investments, either directly or indirectly, as of the reporting date, other than quoted prices included within Level 1. The types of investments would generally be included in this category include investments valued at quoted prices. Observable inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly, may include quoted prices for similar instruments, interest rates, prepayment speeds, credit risk, yield curves, default rates and similar data. • Level 3 — Pricing inputs are unobservable for the investments and include situations where there is little, if any, market activity for the investments. The inputs into the determination of fair value require significant judgment or estimation by the Investment Manager, on behalf of the Managing Member. The types of investments which would generally be included in this category include debt and equity securities issued by private companies. A financial instrument’s level within the hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Valuations of Level 2 investments are generally based on quotations received from pricing services, dealers or brokers where there is sufficient quote depth. Consideration is given to the source and nature of the quotations and the relationship of recent market activity to the quotations provided. Transfers between levels, if any, are recognized at the beginning of the reporting period in which the transfers occur. The Fund evaluates the source of inputs used in the determination of fair value, including any markets in which the investments, or similar investments, are trading. When the fair value of an investment is determined using inputs from a pricing service (or principal market makers), the Fund considers various criteria in determining whether the investment should be classified as a Level 2 or Level 3 investment. Criteria considered includes the pricing methodologies of the pricing services (or principal market makers) to determine if the inputs to the valuation are observable or unobservable, as well as the number of prices obtained and an assessment of the quality of the prices obtained. The level of an investment within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. However, the determination of what constitutes “observable” requires significant judgment. The fair value assigned to these investments is based upon available information and may fluctuate from period to period. In addition, it does not necessarily represent the amount that might ultimately be realized upon sale. Due to inherent uncertainty of valuation, the estimated fair value of investments may differ from the value that would have been used had a ready market for the security existed, and the difference could be material. See Note 5, Investments and Fair Value for further discussion relating to the Fund’s investments. Organization Expenses Organization expenses, primarily for legal expenses associated with the establishment of the Fund, are expensed as incurred. For the six months ended June 30, 2024, the Fund incurred organization expenses of $144,131 which are included on the Consolidated Statement of Operations. Income Taxes The Fund is a Cayman Islands exempted limited liability company. Under the current laws of the Cayman Islands, there is no income, estate, transfer, sale, or other taxes payable by the Fund. The Fund is treated as a corporation for U.S. tax purposes.

Notes to Consolidated Financial Statements (Unaudited) 11 Note 2. Significant Accounting Policies (continued) The Fund itself is not subject to U.S. federal income taxes; each member is individually liable for income taxes, if any, on its share of the Fund’s net taxable income. Interest, dividends, and other income realized by the Fund from both U.S. and non-U.S. sources and capital gains realized on the sale of securities of U.S. and non-U.S. issuers may be subject to withholding and other taxes levied by the jurisdiction in which the income is sourced. The SPV Subsidiary is treated as a disregarded entity for U.S. federal income tax purposes and no election has been filed to be treated as a corporation for U.S. federal income tax purposes. The Blocker Subsidiary filed an election with the Internal Revenue Service to be treated as a corporation for tax purposes and is subject to U.S. federal and state income taxes. The Fund files tax returns as prescribed by the tax laws of the jurisdictions in which it operates or invests. In the normal course of business, the Fund remain subject to examination by U.S. federal, state, local and various non-U.S. jurisdictions for certain open tax periods from the year 2023 forward, under the applicable statute of limitations. The open tax years subject to examination vary by jurisdiction. The Fund does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months. Interest, dividends, and other income allocated to the Fund from both U.S. and non-U.S. sources and capital gains realized on the sale of securities of U.S. and non-U.S. issuers may be subject to withholding and other taxes levied by the jurisdiction in which the income is sourced. The Fund recognizes a tax benefit or liability from an uncertain position only if it is more likely than not that the position is sustainable, based solely on its technical merits and consideration of the relevant taxing authority’s widely understood administrative practices and precedents. As of June 30, 2024, no tax accrual has been recorded for uncertain tax positions. The Fund has analyzed its tax positions with respect to applicable income tax issues for the open tax years (in each respective jurisdiction). For the six months ended June 30, 2024, the Fund incurred state and local tax expenses in the amount of $7,000 which is included in the Consolidated Statement of Operations. Note 3. Capital Commitments Each member admitted to the Fund committed a specific dollar amount to be drawn down. Capital contributions by a member, for the purpose of acquiring the Fund’s investments and paying the Fund’s expenses, reduce such member’s unfunded capital commitment. However, in general, unfunded capital commitment may be increased by distributions during the investment period to the extent of (i) contributions returned without being used by the Fund, (ii) contributions used to pay Fund expenses or organization expenses or (iii) capital contributions from members with respect to a portfolio investment. Net investment income or loss, net realized gain or loss, and net change in unrealized gains or losses are allocated to the members in proportion to their capital commitments. The Fund held its initial closing on September 28, 2023, with total capital commitments of $169.0 million. A second closing occurred on March 15, 2024, with capital commitments of $4.5 million. A third closing occurred on May 28, 2024, with total capital commitments of $50.0 million. As of June 30, 2024, two members represented approximately 89.49% of the total capital commitments. As of June 30, 2024, the Fund has called $35.2 million, or 15.76% of capital commitments. The Fund’s unfunded capital commitment as of June 30, 2024, is $188.27 million or 84.24% of capital commitments. As of June 30, 2024, the Fund had 2,311,354 units outstanding at a price of $15.81 per unit. For the six months ended June 30, 2024, the Fund received $18.3 million in proceeds relating to the issuance of Class A units for subscriptions effective September 28, 2023.

Notes to Consolidated Financial Statements (Unaudited) 12 Note 3. Capital Commitments (continued) Unit transactions for the six months ended June 30, 2024 were as follows: Units Outstanding at Beginning of Period Units Subscribed Units Redeemed Units Outstanding at June 30, 2024 Net Asset Value Per Unit Members 1,126,667 1,184,687 — 2,311,354 $ 15.81 Note 4. Fees, Expenses, Agreements and Related Party Transactions Management Fee The Fund will pay the Investment Manager a management fee calculated and paid as described below in accordance with the terms of the investment management agreement. The management fee will be payable quarterly in arrears at an annual rate of 1.25% on the value of Fund’s Members’ Equity at the end of the most recently completed calendar quarter. The Investment Manager may, in its sole discretion, reduce, waive, or calculate differently the management fee with respect to any person, including its affiliates. Incentive Fee The Incentive Fee will be calculated in accordance with terms set forth in the Company Agreement. Set forth below is a general summary of the calculation of the Incentive Fee. (i) In order to calculate the Incentive Fee with respect to a Unitholder, the amount of proceeds received by the Fund upon disposition, net of certain items such as expenses (the “Disposition Proceeds”) allocated to such Unitholder shall first be increased by an amount equal to such Unitholder’s pro rata share of any taxes on gross or net income incurred due with respect to investments (the “Tax Adjustment”) and then reduced up (but not below zero) by the sum of the following: (A) First, 100% to such Unitholder until such Unitholder has received pursuant to this clause an amount equal to such Unitholder’s unreturned contributed capital by such Unitholder to the Fund as of such date; (B) Second, 100% to such Unitholder until such Unitholder has received distributions equal to 6% per annum (the "priority return") on the aggregate amount of capital contributions for the period commencing on the due date of capital contribution and ending on the date such capital contribution is returned. (ii) If the amount of the disposition proceeds allocated to a Unitholder after taking into account the reduction in section (i) above is greater than zero (such positive amount referred to as the “Excess Available Funds”), the Incentive Fee with respect to the Unitholder as to the investment giving rise to the Available Funds shall equal the sum of following: (A) the lesser of (i) the Excess Available Funds, or (ii) the total of all amounts taken into account under section (i)(d) above the Priority Return divided by 87.5% less the Priority Return; and (B) if the Excess Available Funds exceed the amount determined under (ii)(a) above (such excess amount referred to as the “Remaining Excess Available Funds”), an amount equal to 12.5% of such Remaining Excess Available Funds. (iii) The Net Available Funds with respect to the Unitholder shall equal the amount of such Disposition Proceeds allocated to the Unitholder reduced by the Incentive Fee determined under section (ii) above. (iv) For purposes of the calculation of the Incentive Fee, all amounts paid to a Unitholder as distributions that would otherwise constitute Disposition Proceeds shall be taken into account in the calculations above prior to reducing the Disposition Proceeds.

Notes to Consolidated Financial Statements (Unaudited) 13 Note 4. Fees, Expenses, Agreements and Related Party Transactions (continued) The Managing Member may, in their sole discretion, agree with any investor to waive, alter or reduce the Management Fee and/or Incentive Fee payable by such Unitholder. Note 5. Investments and Fair Value The following table sets forth a summary of purchases for the six months ended June 30, 2024, as required by ASC 820: June 30, 2024 Purchase of Investments Capitalized PIK Total Private Loans $ 35,749,203 $ 74,311 $ 35,823,514 Total investments $ 35,749,203 $ 74,311 $ 35,823,514 The following table presents the fair value hierarchy of investments as of June 30, 2024, categorized by the ASC 820 valuation hierarchy, as previously described: There were no transfers between the levels for the six months ended June 30, 2024. Level 1 Level 2 Level 3 Total Private Loans $ — $ — $ 81,823,582 $ 81,823,582 Total assets $ — $ — $ 81,823,582 $ 81,823,582 Significant Unobservable Inputs In accordance with ASC 820, the following table provides quantitative information about the significant unobservable inputs of the Fund’s Level 3 investments as of June 30, 2024. The table is not intended to be all-inclusive but instead capture the significant unobservable inputs relevant to the Fund’s determination of fair value. Fair Value as of June 30, 2024* Valuation Techniques Unobservable Inputs Range of Inputs Assets: Private Loans $ 68,610,075 Market Yield Market Yield/Discount Rates 9.10% - 19.57% Private Loans 8,535,272 Market Approach Enterprise Value/EBIDTA 8.00x-18.75x Total Assets $ 77,145,347 ∗ The above schedule excludes private loans in the amount of $4.7 million for which fair value was determined by recent transactions.

Notes to Consolidated Financial Statements (Unaudited) 14 Note 5. Investments and Fair Value (continued) The Fund used primarily used the market yield valuation technique under the income approach as well as the market approach to determine the fair value of certain Level 3 assets as of June 30, 2024. The significant unobservable inputs used in the income approach are the market yield, discount rate, enterprise value and EBITDA. The market yield and discount rate are used to discount the estimated future cash flows expected to be received from the underlying investment. An increase/decrease in the comparative yield or discount rate would result in a decrease/increase, respectively, in the fair value. The significant unobservable inputs used in the market approach are enterprise value and EBITDA. Multiples of EBITDA are used to estimate the portfolio company’s Enterprise Value. Increases or decreases in the multiple would result in an increase or decrease, respectively in fair value. Note 6. Commitments and Contingencies In the normal course of business, the Fund enters into contracts that contain a variety of representations and warranties, which provide general indemnifications. In addition, under the terms of the Fund’s agreements, the Fund has agreed to indemnify the Managing Member, its officers, directors, employees, agents or any person who serves on behalf of the Fund from any loss, claim, damage or liability which such person incurs by reason of his or her performance of activities of the Fund provided they acted in good faith. The Managing Member expects the risk of loss related to the Fund’s indemnifications to be remote. At June 30, 2024, the Fund had outstanding investment commitments in revolvers and delayed draw loans of $18,679,246. Note 7. Subscription and Credit Facility and Loans Sold Under Agreements to Repurchase The Fund is party to a revolving credit facility provided to it by City National Bank N.A. pursuant to a Fund loan program letter and a loan authorization agreement each dated as of December 27, 2023 (the “Subscription Facility”). The Subscription Facility provides the Fund or any of its portfolio investments with revolving loans or letters of credit of up to $25,000,000, secured by capital commitments, to fund portfolio investments and working capital needs, in each case subject to the terms of the Subscription Facility. On September 9, 2024, the Subscription facility was amended and the maximum commitment was increased to $40,000,000. The maturity date of the Subscription Facility is December 24, 2024. The Subscription Facility bears interest at a rate of SOFR plus 2.50% and also charges a non- usage fee based on the unused facility amount multiplied by a non-usage fee rate (as defined by Revolving Credit and Security Agreement). As of June 30, 2024, the outstanding balance of this lending facility was $20,990,000 and is recorded as a subscription and credit facility payable on the Consolidated Statement of Assets, Liabilities and Members’ Equity. The total accrued interest as of June 30, 2024, and the interest expense for the six months ended June 30, 2024 for this Subscription Facility were $130,194 and $566,829, respectively, and included on Consolidated Statement of Assets, Liabilities, and Members’ Equity and Consolidated Statement of Operations, respectively. On December 21, 2023, the Fund closed on a loan, security and collateral lending facility with Ally Bank in which the private loans held by the SPV Subsidiary are pledged as collateral for amounts borrowed. As of June 30, 2024, total availability on the loan, security and collateral facility was $100,000,000, the outstanding balance of this lending facility was $25,281,250 and is recorded as a subscription and credit facility payable on the Consolidated Statement of Assets, Liabilities, and Members’ Equity. As of June 30, 2024, the value of private loans held by the SPV Subsidiary and pledged as collateral was approximately $48,662,153. The total accrued interest as of June 30, 2024 and the interest expense for the six months ended June 30, 2024 for this lending credit facility are $734,624 and $1,347,015 and included on Consolidated Statement of Asset, Liabilities, and Members’ Equity and Consolidated Statement of Operations, respectively. The scheduled revolving period end date is December 21, 2026 and the termination date is December 21, 2028, two years after the revolving period end date. The Ally Bank credit facility bears interest at a rate of SOFR plus 3.05% per annum and charges a non-usage fee based on the unused facility amount multiplied by a non- usage fee rate (as defined by Loan, Security and Collateral Management Agreement). The Fund entered into reverse repurchase agreements with Macquarie US trading LLC (“Macquarie”) under which the Fund provides credit instruments to Macquarie and receives cash with the agreement to repurchase. As of June 30, 2024 the Fund had $1,800,572 in reverse repurchase agreements outstanding. The repurchase agreements

Notes to Consolidated Financial Statements (Unaudited) 14 with Macquarie have a term of 90 days and have a contractual daily interest based on 3 month SOFR plus applicable spread. The total accrued interest as of June 30, 2024 and the interest expense for the six months ended for these loans sold under agreements to repurchase were $5,787 and $212,487 and included on Consolidated Statement of Assets, Liabilities and Members’ Equity and Consolidated Statement of Operations, respectively. A reverse repurchase agreement is a transaction in which the firm sells financial instruments to a buyer, typically in exchange for cash, and simultaneously enters into an agreement to repurchase the same or substantially the same

Notes to Consolidated Financial Statements (Unaudited) 15 Note 7. Subscription and Credit Facility and Loans Sold Under Agreements to Repurchase (continued) financial instruments from the buyer at a stated price plus accrued interest at a future date. Even though repurchase agreements involve the legal transfer of ownership of financial instruments, they are accounted for as financing arrangements because they require the financial instruments to be repurchased at the maturity of the agreement. The risk of default depends on the creditworthiness of the counterparty as well as the issuer of the instrument. Refer to Note 8 for further discussion of risk factors. The following table represents reverse repurchase agreements held as of June 30, 2024. The below investments serve as collateral to the Loans sold under agreement to repurchase on the Consolidated Statement of Assets, Liabilities and Members’ Equity. Descriptions Gross Obligation Fair Value Integrity Marketing Acquisition, LLC, (9/20/2024) $ 802,111 $ 720,095 Integrity Marketing Acquisition, LLC, (9/20/2024) 1,203,539 1,080,477 Total Private Loans $ 2,005,650 $ 1,800,572 Note 8: Risk Factors The following risk factors are not intended to be a comprehensive summary of all risks inherent in the Fund. In the normal course of its business, the Fund trades various financial instruments and enters into various financial transactions where the risk of potential loss due to market risk, interest rate risk, credit risk and other risks can equal or exceed the related amounts recorded. The success of any investment activity is influenced by general economic conditions that may affect the level and volatility of equity prices, credit spreads, interest rates and the extent and timing of investor participation in the markets for both equity and interest rate sensitive investments. Unexpected volatility or illiquidity in the markets in which the Fund directly or indirectly holds positions could impair its ability to carry out its business and could cause losses to be incurred. The Fund may be exposed to risk associated with concentration of its investments in one geographic region or industry. Market risk represents the potential loss that can be caused by increases or decreases in the fair value of investments resulting from market fluctuations. Interest rate risk is the risk that the fair value of future cash flows of fixed income or rate sensitive investments will increase or decrease because of changes in interest rates. Generally, the value of fixed income securities will change inversely with changes in interest rates. As interest rates rise, the fair value of fixed income securities tends to decrease. Conversely, as interest rates fall, the fair value of fixed income securities tends to increase. This risk is generally greater for long-term securities than for short-term securities. Liquidity risk is the risk that the Fund will not be able to raise funds to fulfill its commitments, including inability to sell investments quickly or at close to fair value. The Fund’s investment of capital involves certain considerations in addition to the risk normally associated with making investments in securities. There can be no assurance that the Fund will achieve its investment objectives. Investor’s capital will fluctuate throughout the life of the Fund, and there can be no assurance that investors will receive the amount originally invested. Accordingly, the Fund is only suitable for investment by investors who understand the risks involved, and who are willing and able to withstand total loss of their investment. Market, economic, and policy changes are also risks that may impact the valuation of the debt securities as well as the strategy of acquisitions and dispositions of the debt securities. Credit risk represents the potential loss that would occur if counterparties fail to perform pursuant to the terms of their obligations. In addition to its investments, the Fund is subject to credit risk to the extent a custodian or broker with whom it conducts business is unable to fulfill contractual obligations due to its involvement in privately

Notes to Consolidated Financial Statements (Unaudited) 16 Note 8: Risk Factors (continued) negotiated structured notes and structured credit transactions. The Fund’s exposure to credit risk at any point in time is represented by the fair value of the investments reported as assets at such time. Many of the markets in which the Fund effects its transactions are “over-the-counter” or “interdealer” markets. The participants in such markets are typically not subject to credit evaluation and regulatory oversight as are members of “exchange based” markets. This exposes the Fund to the risk that a counterparty will not settle a transaction in accordance with its terms and conditions because of a dispute over the terms of the contract or because of a credit or liquidity problem, thus causing the Fund to suffer a loss. In addition, in the case of a default, the Fund could become subject to adverse market movements while replacement transactions are executed. Such counterparty risk is accentuated for contracts with longer maturities where events may intervene to prevent settlement, or where the Fund has concentrated its transactions with a single or small group of counterparties. The Fund is not restricted from dealing with any particular counterparty or from concentrating any or all of its transactions with one counterparty. The ability of the Fund to transact business with any one or number of counterparties, the lack of any meaningful and independent evaluation of such counterparties’ financial capabilities and the absence of a regulated market to facilitate settlement may increase the potential for losses by the Fund. Note 9. Financial Highlights The Financial highlights include the Total Return and ratios to average Members’ Equity for the six months ended June 30, 2024. The following are financial highlights for the members units outstanding for the six months ended June 30, 2024: Managing Member Members Per Unit Operating Performance: (1) Members' Equity per unit, at January 01, 2024 $ — $ 14.91 Net investment income — 0.66 Net realized and unrealized gain(2) — 0.33 Incentive fees — (0.09) Total from investment operations $ — $ 0.90 Members' Equity per unit, at June 30, 2024 $ — $ 15.81 Total Return Total return before incentive fees — 6.64% Incentive fees — (0.60)% Total return after incentive fees — 6.04% Ratios Ratio of expenses to average Members' Equity — 27.05% Incentive fees — 0.57% Ratio of total expenses and incentive fees to average Members' Equity — 27.62% Ratio of net investment income to average Members' Equity — 9.40%

Notes to Consolidated Financial Statements (Unaudited) 17 Note 9. Financial Highlights (continued) (1) The per unit data was derived by using the weighted average units outstanding during the period. (2) Net realized and unrealized gains/(losses) include rounding adjustments to reconcile change in net asset value per share. Internal Rate of Return: IRR from inception to June 30, 2024 12.04% IRR from inception to December 31, 2023 (8.48)% The IRR of the members’ equity since inception of the Fund is calculated on actual dates of capital contributions and distributions and the ending aggregate members’ equity net asset value (residual value). Financial highlights are calculated for the members taken as a whole and the above ratios have been annualized, where applicable. Ratios are calculated by dividing the members’ share of net investment income and total expenses by the weighted average units outstanding during the period. Management fees and non-recurring organizational expenses are included in these ratios. Net investment income ratio excludes the impact of incentive fees. The calculation of these highlights on an individual member basis may yield results that vary from those stated herein. Note 10. Subsequent Events The Managing Member and the Investment Manager have evaluated subsequent events through November 8, 2024, the date that these financial statements were available to be issued, and have determined that there were no subsequent events requiring recognition or disclosure in the financial statements other than as noted below. On November 8, 2024, the Fund entered into an agreement and plan of merger (the “Offshore Merger Agreement”) with Willow Tree Capital Corporation, a Maryland corporation managed by the Investment Manager, under which the Fund would merge with and into Willow Tree Capital Corporation, with the Willow Tree Capital Corporation surviving the merger (the “Onshore Merger”). The Investment Manager serves as investment adviser to the Willow Tree Capital Corporation. Under the Offshore Merger Agreement, the members of the Fund would receive one (1) share of Willow Tree Capital Corporation’s common stock, par value $0.01 per share (the “Common Stock”) for each unit of membership interest held by such members.